CUSIP No. 09609G100	13G	Page 8 of 8 Pages

Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or its knows or has reason to believe that such information is inaccurate.

Date: February 25, 2014

COÖPERATIEVE AAC LS U.A.

By:	/s/ L.P.A. Bergstein
Name: L.P.A. Bergstein
Title: Director of Forbion 1 Management B.V.

By:	/s/ Geert-Jan Mulder
Name: Geert-Jan Mulder
Title: Proxy Holder of Forbion 1 Management B.V.

FORBION 1 MANAGEMENT B.V.

By:	/s/ L.P.A. Bergstein
Name: L.P.A. Bergstein
Title: Director

By:	/s/ Geert-Jan Mulder
Name: Geert-Jan Mulder
Title: Proxy Holder